NEWS RELEASE

Contact: Shari Winet, Vice President of Public Relations
858.668.2580 shari.winet@bpiedu.com

U.S. Department of Education Formally Recognizes Ashford University’s Accreditation with the Western Association of Schools and Colleges

Ashford also approved to continue participation in federal student financial aid programs

SAN DIEGO (November 11, 2013) Ashford University, an academic institution owned by Bridgepoint Education, Inc. (NYSE: BPI), has received notification from the United States Department of Education (DOE) that the University has been approved for accreditation with the Accrediting Commission for Senior Colleges and Universities of the Western Association of Schools and Colleges (WASC).

“The Department of Education approval is another positive step forward for Ashford University,” said Andrew Clark, chief executive officer at Bridgepoint Education. “It caps off a dynamic and rewarding year for the University.”

Ashford received a letter from the DOE on November 8, 2013, formally recognizing WASC as the primary accrediting agency for the University. Ashford also received a letter from the Federal Student Aid School Eligibility Channel School Participation Team acknowledging that Ashford’s Application for Approval to Participate in Federal Student Financial Aid Programs had been provisionally approved, permitting the University to continue to participate in federal financial aid programs.

On July 10, 2013, Ashford University was granted initial accreditation for five years by WASC.

As a result of the DOE approval, Ashford will resign its accreditation with the Higher Learning Commission.

Forward-Looking Statements
This news release contains forward-looking statements including, without limitation, statements regarding Ashford University's continued ability to participate in federal financial aid programs as well as its ability to remain an accredited institution by WASC. These statements involve risks and uncertainties, and actual results may differ materially from those expressed in or suggested by such statements. More information on potential factors that could affect our future results is included from time to time in the “Regulation,” “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our periodic reports, including, without limitation, our Annual Report on Form 10-K/A for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which have been filed with the Securities and Exchange Commission and are available on the Company’s website (http://ir.bridgepointeducation.com), and on the Securities and Exchange Commission’s website (www.sec.gov).

Forward-looking statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made, and Bridgepoint Education assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, except as required by law.

About Bridgepoint Education
Bridgepoint Education, Inc. (NYSE:BPI) harnesses the latest technology to reimagine the modern student experience. Bridgepoint’s technologies, including Thuze® and Waypoint Outcomes, enhance the way people learn in the digital age. Bridgepoint owns three academic institutions - Ashford University, University of the Rockies, and Denver Learning Institute. Together, these programs, technologies, and resources represent a unique model for advancing education in the 21st century. Bridgepoint stands for greater access, social learning, and exposure to leading minds. For more information, visit bridgepointeducation.com or call Shari Winet, Vice President of Public Relations, at 858.668.2580.

About Ashford University
Achievement belongs to all of us at Ashford University. By offering a traditional college campus as well as online degree programs, Ashford meets the diverse needs of individuals pursuing integrity in their lives and in their communities. Students may earn an associates, bachelors, or master’s degree online, while campus students in Clinton, Iowa may earn a bachelor’s degree. Whether on campus or online, Ashford students enjoy the same supportive community. For more information, please visit ashford.edu or call Shari Winet, Vice President of Public Relations, at 858.513.9240 x2513.